UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Analog Devices, Inc.

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Explanatory Note

Analog Devices, Inc. (the “Company”) is filing a copy of a slide presentation (the “Presentation”) relating to Proposal 5 in the Company’s 2026 proxy statement. The Company intends to share the Presentation with a number of its investors beginning on February 9, 2026.

February 2026 ADI SHAREHOLDER PRESENTATION

Forward-Looking Statements ©2026 Analog Devices, Inc. All Rights Reserved. This presentation contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding long-term shareholder value; impacts related to special meetings; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; recently announced and future tariffs and other trade restrictions; changes in export classifications, import and export regulations or duties and tariffs; changes in demand for semiconductor products; performance of independent distributors; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; our development of technologies and research and development investments; our ability to compete successfully in the markets in which we operate; our future liquidity, capital needs and capital expenditures; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Our existing shareholder special meeting right reflects public company best practices. Our commitment to strong corporate governance ensures Board of Directors’ accountability and promotes long-term shareholder value. The existing right to call a special meeting protects against misuse by a small number of shareholders whose interests may not be shared by the majority of shareholders. Our Board of Directors has already taken thoughtful action to provide shareholders with a meaningful right to call a special meeting, reducing the voting threshold from 80% to 25%. ADI’s Board of Directors Recommends that Shareholders Vote Against the Shareholder Proposal ©2026 Analog Devices, Inc. All Rights Reserved. Proposal 5 in ADI’s 2026 Proxy Statement, filed with the SEC on January 23, 2026, describes a shareholder proposal relating to special meeting rights. ADI’s Board of Directors recommends that shareholders vote AGAINST Proposal 5 for the following reasons:

Existing Special Meeting Right Is Thoughtful and Consistent with Best Practices In January 2025, our Board of Directors amended our Bylaws to lower the ownership threshold required for shareholders to call a special meeting of shareholders from 80% of our outstanding shares to 25% of our outstanding shares, with such shares having been held continuously for at least one year. ©2026 Analog Devices, Inc. All Rights Reserved. (1) Based on FactSet data as of December 10, 2025. Consistent with S&P 500 Best Practices(1) 24.3% do not allow stockholders to call special meetings at all. 37.0% maintain a stockholder special meeting right with a threshold of 25% or higher. Only 15.7% have adopted a threshold of 10% or lower. Existing right supported by shareholders Special meetings are costly and distracting Appropriate procedural safeguards During 2024 and 2025 meetings with shareholders and proxy advisory firms, many of our largest institutional shareholders deferred to the Board of Directors to determine an ownership threshold that is appropriate for ADI’s specific facts and circumstances or expressed support of a 25% ownership threshold, and some other shareholders expressed concerns that a 10% ownership threshold to call a special meeting of shareholders would be too low. Organizing and preparing for a special meeting results in significant costs to ADI in legal, administrative, printing, distribution, and other fees and requires considerable attention from our senior executives, diverting their focus from performing their primary functions of overseeing and operating our business in the best interests of all shareholders. The Board of Directors believes that the one-year holding requirement provides a procedural safeguard against shareholders with short-term goals, who could otherwise call a special meeting without having had a financial stake for any meaningful period of time, resulting in outsized attention and resources being devoted to special interests inconsistent with the long-term goals of ADI and at the expense of shareholders who seek a long-term investment in our company.

Annual election of directors. No supermajority vote requirements for amendments to our Articles of Organization or mergers. Majority of directors are independent. Audit, Compensation and Talent, and Nominating and Corporate Governance Committees are each composed solely of independent directors. Proxy access right to nominate directors. Majority voting for directors in uncontested director elections, with incumbent directors who fail to receive he required majority vote required to tender their resignation for consideration by the Board of Directors. Strong Board refreshment and effective director succession planning, resulting in average tenure of independent director nominees of 3.75 years. Regular executive sessions of independent directors. Annual shareholder engagement. Robust director education program. Rigorous stock ownership requirements for directors and executives. Clawback policy for CEO and other officers. Active engagement by our Board of Directors in overseeing talent and long- term succession planning for executives. Annual Board of Directors and committee self-evaluations. No dual class of stock or controlling shareholder. We Are Committed to Strong Corporate Governance Practices to Promote Long-Term Shareholder Value ©2026 Analog Devices, Inc. All Rights Reserved. The following governance practices, in addition to our existing shareholder special meeting right and robust shareholder engagement program, promote Board accountability and responsiveness to shareholders: